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                                                                   EXHIBIT 10.28


[CHAPARRAL TECHNOLOGIES, INC. LOGO]

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

         This Series A Preferred Stock Purchase Agreement (this "Agreement") is made and entered into as of (Date) by and among Chaparral Technologies, Inc., a Delaware corporation (the "Company"), and (Purchaser) ("Purchaser").

                                   WITNESSETH:

         WHEREAS, the Company desires to sell to Purchaser, and Purchaser desires to purchase from the Company, shares of the Company's Series A Preferred Stock on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Company is in the process of preparing the following documents to be executed by the Company, Purchaser and Adaptec, as applicable:
Series B Preferred Stock Purchase Agreement, Investors' Rights Agreement, and

         WHEREAS, the Company has filed an Amended and Restated Certificate of Incorporation to reflect, inter alia, the relative rights of the stockholders;

         NOW, THEREFORE, the parties hereby agree as follows:

         1. AGREEMENT TO PURCHASE AND SELL STOCK.

            1.1 Authorization. As of the Closing (as defined below) the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of (TotalAuthorizedPrefA) shares of the Company's Series A
Preferred Stock, par value $0.001 per share (the "Series A Stock") having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, a copy of which is attached as Exhibit A (the "Restated Certificate").

            1.2 Agreement to Purchase and Sell. Subject to the terms and conditions hereof, the Company agrees to sell to Purchaser at the Closing, and Purchaser agrees to purchase from the Company at the Closing, an aggregate of (PurchaserNoOfShares) shares of Series A Stock at a price of $(PurchaserTotalPrice), or $(PricePerShare) per share. The shares of Series A Stock purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the "Purchased Shares" and the shares of Common Stock issuable upon conversion of the Purchased Shares will be collectively hereinafter referred to as the "Conversion Shares".

         2. CLOSING. The purchase and sale of the Purchased Shares will take place at the offices of Chaparral Technologies, Inc., 1951 South Fordham Street, Longmont, CO 80503 on (Date), respectively, or at such other time and place as the Company and Purchaser mutually agree upon (which time and place are referred to in this Agreement as the "Closing"). At the Closing, the Company will deliver to Purchaser a certificate or certificates representing the number of Purchased Shares that Purchaser has agreed to purchase hereunder against delivery to the Company by Purchaser of the full purchase price of such Purchased Shares, paid by (a) a check payable to the Company's order, (b) wire transfer of funds to the Company, (c) a full recourse promissory note, (d) cancellation of indebtedness of the Company to Purchaser, or (e) any combination of the foregoing.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Purchaser that, except as set forth in the Schedule of Exceptions ("Schedule of Exceptions") which will be provided to Purchaser upon its completion and will at that time be attached to this Agreement as Exhibit B (which Schedule of Exceptions shall be deemed to be representations and warranties to Purchaser by the Company under this Section 3), the statements in the following paragraphs of this Section 3 are all true and correct:

            3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company will become qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.


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            3.2 Capitalization. Immediately prior to the Closing the
capitalization of the Company will consist of the following:

                (a) Preferred Stock. A total of (TotalAuthorizedPref) authorized shares of preferred stock, $0.001 par value per share (the "Preferred Stock"), consisting of (TotalAuthorizedPrefA) shares designated as Series A Preferred Stock ("Series A Stock"), (TotalPreferredIssuedAndOutstanding) of which will be issued and outstanding upon closing, and (TotalAuthorizedPrefB) shares designated as Series B Preferred Stock ("Series B Stock"), which will be issued and outstanding to Adaptec. The rights, preferences and privileges of the Series A Stock and Series B Stock will be as stated in the Restated Certificate and as provided by law.

                (b) Common Stock. A total of (TotalAuthorizedCommon) authorized shares of common stock, $0.001 par value per share (the "Common Stock"), of which(TotalCommonIssuedandOutstanding)shares are issued and outstanding.

                (c) Options, Warrants, Reserved Shares. Except for: (i) the Series B Preferred Stock Purchase Agreement which will be entered into between the Company and Adaptec, Inc., a California corporation ("Adaptec"), (the "Series B Agreement"); (ii) the conversion privileges of the Series A Stock and Series B Stock, (iii) the rights of first refusal provided in Section 2.8 of the Stockholder Rights Agreement (as defined in Section 5.2(d) below); and (iv) the (TotalCommonReservedForIssue) shares of Common Stock reserved for issuance under the Company's 1998 Stock Option Plan under which there are planned options; there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Apart from the exceptions noted in this Section 3.2(c), and except for the Company's right of first refusal and repurchase rights under the Investors' Rights Agreement and rights of first refusal held by the Company to purchase shares of its stock issued under the Company's form of Employee Stock Purchase Agreement and 1998 Stock Option Plan, no shares of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

                (d) Outstanding Security Holders. Attached to this Agreement as Exhibit C is a complete list of all outstanding stockholders, option holders, warrant holders, convertible note holders and other security holders of the Company as of immediately prior to the Closing.

            3.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

            3.4 Due Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement and of the Conversion Shares has been taken or will be taken within a reasonable time following the Closing, and this Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with its respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies.

            3.5 Valid Issuance of Stock.

                (a) The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and non-assessable. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and non-assessable.

                (b) Based in part on the representations made by Purchaser in
Section 4 hereof, the Purchased Shares and (assuming no change in applicable law and no unlawful distribution of Purchased Shares by Purchaser or other parties) the Conversion Shares will be issued in full compliance with the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the "1933 Act") or in compliance with applicable exemptions therefrom, and the registration and qualification requirements of the California Corporate Securities Law of 1968, as amended, and the rules thereunder (the "Law"); provided that with respect to the Conversion Shares, no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of Conversion Shares upon the conversion of the Purchased Shares and no additional

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consideration is paid for the Conversion Shares other than surrender of the applicable Purchased Shares upon conversion thereof in accordance with the Restated Certificate.

                (c) The outstanding shares of the capital stock of the Company are duly and validly issued, fully paid and non-assessable, and such shares of such capital stock, and all outstanding options, warrants, convertible notes and other securities of the Company, have been issued in full compliance with the registration and prospectus delivery requirements of the 1933 Act or in compliance with applicable exemptions therefrom, the registration and qualification requirements of all applicable securities laws of states of the United States and all other provisions of applicable securities laws of states of the United States, including, without limitation, anti-fraud provisions.

            3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of a Notice of Transaction pursuant to Section 25102(f) of the Law, which filing will be effected within the time prescribed by law.

            3.7 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending or, to the best of the Company's knowledge, currently threatened against the Company, its activities, properties or assets or, to the best of the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company. To the best of the Company's knowledge, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of the Company. By way of example but not by way of limitation, there are no Actions pending or, to the best of the Company's knowledge, threatened (or any basis therefor known to the Company) relating to the prior employment of any of the Company's employees or consultants, their use in connection with the Company's business of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company intends to initiate.

            3.8 Employee Inventions and Proprietary Rights Assignment Agreement. Each employee, officer, consultant and contractor of the Company has entered into and executed an Employee Inventions and Proprietary Rights Assignment Agreement in the form attached to this Agreement as Exhibit D or an employment or consulting agreement containing substantially similar terms.

            3.9 Status of Proprietary Assets.

                (a) Ownership. The Company has full title and ownership of, or has license to, all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, mask works, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes (all of the foregoing collectively hereinafter referred to as the "Proprietary Assets") necessary to enable it to carry on its business as now conducted and as presently proposed to be conducted, without any conflict with or infringement of the rights of others. To the best of the Company's knowledge, no third party has any ownership right, title, interest, claim in or lien on any of the Company's Proprietary Assets and the Company has taken, and in the future the Company will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons.

                (b) Licenses; Other Agreements. The Company has not granted, and, to the best of the Company's knowledge, there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of the Company, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to any of its Proprietary Assets. The Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights.

                (c) No Infringement. To the best of the Company's knowledge, the Company has not violated or infringed, and is not currently violating or infringing, and the Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any Proprietary Asset of any other person or entity.


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                (d) No Breach by Employee. The Company is not aware that any employee or consultant of the Company is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. The carrying on of the Company's business by the employees and contractors of the Company and the conduct of the Company's business as presently proposed, will not, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or contractors or the Company is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any employees of the Company (or persons the Company currently intends to hire) made prior to their employment by the Company. At no time during the conception of or reduction of any of the Company's Proprietary Assets to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company's rights in such Proprietary Assets.

            3.10 Compliance with Law and Charter Documents. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, both as amended, and to the best of the Company's knowledge, except for any violations that individually and in the aggregate would have no material adverse impact on the Company's business, the Company is in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company's business or properties. The Company has not received any notice of any violation of such statutes, laws, regulations or orders which has not been remedied prior to the date hereof. The execution, delivery and performance of this Agreement, and the execution, delivery, and performance of the Stockholder Rights Agreement and the Co-Sale Agreement, when entered into, and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Company's Certificate of Incorporation or Bylaws, or any agreement or contract of the Company, or, to the best of the Company's knowledge, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

            3.11 Material Agreements.

                (a) List of Material Agreements. Attached to this Agreement as Exhibit E is a complete list of all agreements, contracts, leases, licenses, instruments and commitments (oral or written) to which the Company is a party or is bound that, individually or in the aggregate, are material to the business, properties, financial condition, results of operation, affairs or prospects of the Company ("Material Agreements"); provided that for purposes of this Section
3.11 only, no agreement under which the only remaining obligation of the Company is to make a payment of money in the amount of $5,000 or less will be deemed to be material to its business, properties, financial condition or results of operations if the failure to make such payment will not result in the loss by the Company of any rights that are material to the conduct of its business.

                (b) No Breach. The Company has not breached, nor does the Company have any knowledge of any claim or threat that the Company has breached, any term or condition of (i) any Material Agreement set forth in Exhibit E, or
(ii) any other agreement, contract, lease, license, instrument or commitment that, individually or in the aggregate, would have a material adverse effect on the business, properties, financial condition, results of operations or affairs or prospects of the Company. Each Material Agreement set forth in Exhibit E is in full force and effect, is enforceable against each of the parties thereto, and, to the Company's knowledge, no other party to such Material Agreement is in default thereunder. The Company is not a party to any agreement that restricts its ability to market or sell any of its products (whether by territorial restriction or otherwise).

            3.12 Registration Rights. Except as will be provided in the Stockholder Rights Agreement, the Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority.

            3.13 Certificate of Incorporation/Bylaws. The Certificate of Incorporation and the Bylaws of the Company are in the form provided to Purchaser.


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            3.14 Title to Property and Assets. The Company owns its properties and assets free and clear of all mortgages, deeds of trust, liens, encumbrances, security interests and claims except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of the Company's knowledge, the Company holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

            3.15 Material Liabilities. The Company has no material liability or obligation, absolute or contingent (individually or in the aggregate), except
(a) obligations and liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate, and (b) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated.

            3.16 ERISA Plans. The Company does not have any Employee Pension Benefit Plan as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended.

            3.17 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

            3.18 Labor Agreements and Actions. The Company is not bound by or subject to any contract, commitment or arrangement with any labor union, and to the Company's best knowledge, no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending nor, to the Company's best knowledge, threatened, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or employee intends to terminate their employment with the Company, nor does the Company have any present intention to terminate the employment of any of its officers or employees.

            3.19 Environmental Matters. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

            3.20 Real Property Holding Corporation Status. Since its inception, the Company has not been a "United States real property holding corporation", as defined in Section 897(c)(2) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and in Section 1.897-2(b) of the Treasury Regulations issued thereunder (the "Regulations"), and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Regulations.

            3.21 Interested Party Transactions. To the Company's knowledge, no officer or director of the Company or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the 1933 Act) of any such person has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to the Company any goods, property, technology, intellectual or other property rights or services; or (b) any contract or agreement to which the Company is a party or by which it may be bound or affected.

            3.22 Stock Restriction Agreements. Each person who, pursuant to any benefit, bonus or incentive plan of the Company, holds any currently outstanding shares of Common Stock or other securities of the Company or any option, warrant or right to acquire such shares or other securities, has entered into or is otherwise bound by, an agreement granting the Company (a) the right to repurchase the shares for the original purchase price, or to cancel the option, warrant or right, in the event the holder's employment or services with the Company terminate for any reason, subject to release of such repurchase or cancellation right on terms and conditions specified by the Board of Directors of the Company, and (b) a right of first refusal with respect to all such shares. All currently outstanding shares of Common Stock have been sold and issued for a cash purchase price of not less than $.001 per share.

            3.23 Disclosure. This Agreement, and the Exhibits hereto (when read together) do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements therein or herein not misleading.


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            3.24 Tax Elections. The Company has not elected pursuant to the Code to be treated as an "S" corporation or a collapsible corporation pursuant to
Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a material affect on the Company, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties or material assets.

            3.25 Qualified Small Business Stock. As of the Closing: (a) the Company will be an eligible corporation as defined in Section 1202(e)(4) of the Code, (b) the Company will not have made any purchases of its own stock during the one-year period preceding the Closing having an aggregate value exceeding 5% of the aggregate value of all its stock as of the beginning of such period, and
(c) the Company's aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between the Company's inception and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3).

            3.26 Section 83(b) Elections. To the best of the Company's knowledge, all Purchasers who have purchased unvested shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

         4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF PURCHASER. Purchaser hereby represents and warrants to, and agrees with, the Company that:

            4.1 Authorization. This Agreement constitutes Purchaser' valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies. Purchaser represents that he has full power and authority to enter into this Agreement, the Stockholder Rights Agreement, and the Co-Sale Agreement.

            4.2 Purchase for Own Account. The Purchased Shares to be purchased by Purchaser hereunder will be acquired for investment for Purchaser' own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

            4.3 Disclosure of Information. Purchaser has received or has had full access to all the information he considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by Purchaser under this Agreement. Purchaser further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Purchaser or to which Purchaser had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

            4.4 Investment Experience. Purchaser understands that the purchase of the Purchased Shares involves substantial risk. Purchaser: (a) has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for himself, can bear the economic risk of its investment in the Purchased Shares and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment and/or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables it to be aware of the character, business acumen and financial circumstances of such persons.

            4.5 Accredited Investor Status. Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

            4.6 Restricted Securities. Purchaser understands that the Purchased Shares are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Purchaser represents that he is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Purchaser understands that the Company is under no obligation to register any of the securities sold hereunder except as will be provided


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in the Investors' Rights Agreement. Purchaser understands that no public market now exists or is likely to exist for any of the Purchased Shares and that it is uncertain whether a public market will ever exist for the Conversion Shares.

            4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Purchased Shares or the Conversion Shares unless and until:

                (a) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                (b) (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) Purchaser shall have furnished the Company, at the expense of Purchaser or his transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

         Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Purchased Shares or Conversion Shares in compliance with SEC Rule 144 or Rule 144A; or (ii) for any transfer of any Purchased Shares or Conversion Shares by Purchaser to (A) a partner of Purchaser, or (B) the estate of any such partner, or (iii) for the transfer by gift to any trust for any of the foregoing or for the benefit of any family member of Purchaser, or (iv) to any entity controlled by Purchaser or any member of Purchaser; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 (other than Section 4.5) to the same extent as if the transferee were Purchaser hereunder.

            4.8 Legends. It is understood that the certificates evidencing the Purchased Shares and the Conversion Shares will bear the legends set forth below:

                (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                (b) Any legend required by the Law or by the laws of the State of Delaware, including a legend substantially in the form of the following:

                THE SHARES EVIDENCED BY THIS CERTIFICATE: (1) ARE CONVERTIBLE INTO SHARES OF COMMON STOCK OF THE COMPANY AT THE OPTION OF THE HOLDER AT ANY TIME PRIOR TO AUTOMATIC CONVERSION THEREOF; AND (2) AUTOMATICALLY CONVERT INTO COMMON STOCK OF THE COMPANY IN THE EVENT OF A PUBLIC OFFERING MEETING CERTAIN REQUIREMENTS OR UPON CERTAIN CONSENTS OF THE HOLDERS OF THE COMPANY'S PREFERRED STOCK; ALL PURSUANT TO AND UPON THE TERMS AND CONDITIONS SPECIFIED IN THE COMPANY'S CERTIFICATE OF INCORPORATION. A COPY OF SUCH CERTIFICATE OF INCORPORATION MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY'S PRINCIPAL OFFICE.

                The legend set forth in (a) above shall be removed by the Company from any certificate evidencing Purchased Shares or Conversion Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares or Conversion Shares. The Company will not require options of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

         5. CONDITIONS TO PURCHASER' OBLIGATIONS AT THE CLOSING. The obligations of Purchaser under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of


Preferred A.doc (Rev. 3/31/99)    CONFIDENTIAL                      Page 7 of 11
each of the following conditions, the waiver of which shall not be effective against Purchaser if he does not consent to such waiver, which consent may be given by written, oral or telephone communication to the Company or its counsel:

            5.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, subject to the delivery of a Schedule of Exceptions updated through the Closing.

            5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

            5.3 Restated Certificate Effective. The Restated Certificate has been duly adopted by the Company by all necessary corporate action of its Board of Directors and stockholders, and has been duly filed with and accepted by the Secretary of State of the State of Delaware.

            5.4 Compliance Certificate. The Company shall, upon reasonable request, deliver to Purchaser a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in paragraphs 5.1, 5.2 and 5.3 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company not generally contemplated by the Company's Business Plan or otherwise previously disclosed to Purchaser in writing.

            5.5 Securities Exemptions. The offer and sale of the Purchased Shares to Purchaser pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualification requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

            5.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser as he may reasonably request. Such documents shall include (but not be limited to) the following:

                (a) Certified Charter Documents. A copy of the Restated Certificate and the Bylaws of the Company (as amended through the date of the Closing), certified by the Secretary of the Company as true and correct copies thereof as of the Closing.

                (b) Secretary's Incumbency Certificate. A certificate of the Secretary or an Assistant Secretary or other officer of the Company certifying the names of the officers of the Company authorized to sign this Agreement, the certificates for the Purchased Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

                (c) Corporate Actions. A copy of the resolutions of the Board of Directors and, if required, the stockholders of the Company evidencing the amendment to the Company's Certificate of Incorporation providing for the authorization of the Series A Stock.

                (d) Good Standing Certificates. Good standing certificate issued by the Delaware Secretary of State dated within ten (10) days of the Closing.

            5.7 Board of Directors. The directors of the Company shall be Gary
L. Allison, Jerry L. Walker , Michael J. Gluck, and F. Grant Saviers.

            5.8 Investors' Rights Agreement. The Company and Adaptec have executed an Investors' Rights Agreement.

            5.9 Series B Agreement. The Company and Adaptec have executed a Series B Agreement.

            5.10 Due Diligence. Purchaser shall have completed his business and legal due diligence in a manner which is satisfactory to Purchaser.

            5.11 Adaptec Technology Agreement. The Company and Adaptec have executed a Technology Cross-License Agreement.


Preferred A.doc (Rev. 3/31/99)    CONFIDENTIAL                      Page 8 of 11

            5.12 Asset Transfer Agreement. The Company and Adaptec have executed an Asset Transfer Agreement.

         6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT THE CLOSING. The obligations of the Company to Purchaser under this Agreement are subject to the fulfillment or waiver by the Company on or before the Closing of each of the following conditions:

            6.1 Representations and Warranties. Each of the representations and warranties of Purchaser contained in Section 4 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

            6.2 Payment of Purchase Price. Purchaser shall have delivered to the Company the purchase price for the Purchased Shares to be purchased at the Closing in accordance with the provisions of Section 2.

            6.3 Restated Certificate Effective. The Restated Certificate have been duly adopted by the Company by all necessary corporate action of its Board of Directors and stockholders, and have been duly filed with and accepted by the Secretary of State of the State of Delaware.

            6.4 Securities Exemptions. The offer and sale of the Purchased Shares to Purchaser pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualifications requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

            6.5 Investors' Rights Agreement. Purchaser and Adaptec have executed the Investors' Rights Agreement.

            6.6 Series B Agreement. Adaptec has executed the Series B Agreement.

         7. MISCELLANEOUS.

            7.1 Survival of Warranties. The representations, warranties and covenants of the Company and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of Purchaser, his counsel or the Company, as the case may be.

            7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

            7.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

            7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            7.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

            7.6 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon four business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed in the case of Purchaser, (PurchaserAddress) or, in the case of the Company, to 1951 South Fordham Street, Longmont, CO 80503,
Attention: Chief Executive Officer, or at such other address as any party or the Company may designate by giving ten (10) days advance written notice to all other parties.

            7.7 No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which Purchaser or any of his partners, employees, or representatives


Preferred A.doc (Rev. 3/31/99)    CONFIDENTIAL                     Page 9 of 11
is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            7.8 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            7.9 Costs, Expenses. Each of the parties to this Agreement shall be responsible for its own fees and expenses in connection with the preparation, execution and delivery of this Agreement, the issuance of the Purchased Shares and the other transactions contemplated hereby.

            7.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Purchased Shares and/or Conversion Shares representing at least a majority of the aggregate number of shares of Common Stock into which the Purchased Shares then are convertible and/or have been converted (excluding any of such shares that have been sold to the public or pursuant to SEC Rule 144). Any amendment or waiver effected in accordance with this Section shall be binding upon Purchaser, each future holder of such securities, and the Company.

            7.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

            7.12 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

            7.13 Further Assurances. From and after the date of this Agreement, upon the request of Purchaser or the Company, the Company and Purchaser shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Series A Preferred Stock Purchase Agreement as of the date first above written.



CHAPARRAL TECHNOLOGIES, INC.               (Purchaser)
a Delaware corporation                     (PurchaserStreet)
1951 South Fordham Street                  (PurchaserCityStateZip)
Longmont, CO 80503                         (PurchaserPhoneNumber)
303/684-3200


-----------------------------------        -----------------------------------
Gary L. Allison, Chairman & CEO            (Purchaser)


Preferred A.doc (Rev. 3/31/99)    CONFIDENTIAL                     Page 10 of 11

CHAPARRAL
NETWORK STORAGE

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD PURSUANT TO RULE 701, REGULATION D, OR OTHER APPLICABLE EXEMPTIONS UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.



                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                         CHAPARRAL NETWORK STORAGE, INC.

                           (SERIES A PREFERRED STOCK)

Ladies and Gentlemen:

         The undersigned, (PURCHASER) (the "Purchaser"), hereby irrevocably subscribes for and agrees to purchase [no. of shares] shares of Series A Preferred Stock, $.001 par value (the "Preferred Stock") of Chaparral Network Storage, Inc., a Delaware corporation (the "Company"), at a purchase price of $(purchase price) or $(price per share) per share (the "Purchase Price").

         The Purchaser's subscription pursuant to this agreement constitutes a binding subscription for and offer to purchase the amount of Preferred Stock referred to herein at the aggregate price referred to herein.

         1. DELIVERY AND PAYMENT. The Company will deliver to Purchaser a certificate or certificates representing the number of shares of Preferred Stock that Purchaser has agreed to purchase hereunder against delivery to the Company by Purchaser of the Purchase Price, paid by (a) check payable to the Company's order, (b) wire transfer of funds to the Company, (c) cancellation of indebtedness of the Company to Purchaser or (d) any combination of the foregoing. Purchaser also agrees to deliver to the Company:

            (a) one completed and duly signed copy of this Purchase Agreement;

            (b) one completed and duly signed copy of the Investors' Rights Agreement, as amended; and

            (c) all other documentation as may be required by applicable securities laws.

         2. CLOSING. Delivery of a certificate for the Preferred Stock will be completed, against payment of the purchase price as set out above, upon delivery to the Company of the signed agreement and Investor Questionnaire (the "Closing Date").

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser makes the following representations, warranties, acknowledgments and covenants to and for the benefit of the Company:

            (a) the Purchaser acknowledges and understands that the Preferred Stock has not been registered under the Securities Act or any other applicable securities laws, that the Company has




Subscription Agreement (Pub. 1/18/00)       CONFIDENTIAL             Page 1 of 6
            no obligation to register the Preferred Stock under the Securities Act or any other applicable securities laws, and that the Preferred Stock may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom and in each case in compliance with the conditions for transfer set in Section 3(o);

            (b) the Purchaser is purchasing the Preferred Stock as a principal for the Purchaser's own account and not for the benefit of any other person;

            (c) the Purchaser is a resident of the jurisdiction included in its address on the signature page of this agreement;

            (d) the Purchaser has attained the age of majority and is legally competent to execute this agreement and to take all actions pursuant hereto;

            (e) the Purchaser will execute and deliver all documentation as may be required by all applicable securities laws to permit the purchase of the Preferred Stock hereunder on the terms as set forth herein;

            (f) the Purchaser is purchasing the Preferred Stock for investment only and not with a view to resale or distribution;

            (g) the Purchaser has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of this investment;

            (h) the Purchaser's decision to enter into this agreement and to purchase Preferred Stock pursuant hereto has not been based upon any oral or written representation as to fact or otherwise by the Company or any other person other than as set forth herein, and the Purchaser has not received and is not relying on any document; the Purchaser has had access to any financial and other information concerning the Company and the Preferred Stock as it has deemed necessary in connection with its decision to purchase the Preferred Stock, including an opportunity to ask questions of and request information of the Company;

            (i) the Purchaser acknowledges and understands that there is no public market for the Preferred Stock and there is no certainty that such a market will ever develop;

            (j) the Purchaser recognizes that the Company has a history of financial losses and that an investment in the Company involves substantial risks, and the Purchaser has taken full cognizance of and understands all of the risk factors related to the purchase of the Preferred Stock; the Purchaser acknowledges and understands that no governmental agency has made any finding or determination as to the fairness of this offering for investment, nor any recommendation or endorsement of the Preferred Stock;

            (k) the Purchaser has carefully considered and has, to the extent the Purchaser believes such discussion necessary, discussed with the Purchaser's professional legal, tax and financial advisors the suitability of an investment in the Company for the Purchaser's particular tax and financial situation and the Purchaser has determined that the Preferred Stock is a suitable investment for the Purchaser; the Purchaser understands and acknowledges that there can be no assurance as to the tax results of an investment in the Preferred Stock;

            (l) the Purchaser shall indemnify and hold harmless the Company or any of its officers, employees, registered representatives, directors, control persons or agents who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state




Subscription Agreement (Pub. 1/18/00)       CONFIDENTIAL             Page 2 of 6
            facts made by the Purchaser to the Company concerning itself or its financial position in connection with the offering or sale of the Preferred Stock that is not remedied by timely notice to the Company, against losses, liabilities and expenses for which the Company or any of its officers, employees, registered representatives, directors, control persons or agents have not otherwise been reimbursed (including attorneys fees, judgments, fines and amounts paid in settlement) as actually and reasonably incurred by such person or entity in connection with such action, suit or proceeding;

            (m) the Purchaser understands and acknowledges that upon issuance thereof, and until such time as the same is no longer required under applicable securities laws, the Preferred Stock will bear a legend in the form attached hereto as Exhibit A;

            (n) the Purchaser acknowledges that it has not purchased the Preferred Stock as a result of any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

            (o) the Purchaser acknowledges that it will not offer, sell or otherwise transfer the Preferred Stock, directly or indirectly, unless:

                (i) the sale is made pursuant to the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable U.S. state securities or `blue sky' laws;

                (ii) the Preferred Stock is sold in a transaction that does not require registration under the Securities Act or any applicable U.S. state laws and regulations governing the offer and sale of securities; or

                (iii) the sale is made outside of the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act and in compliance with applicable local laws and regulations.

            In each such case, the Purchaser agrees to furnish to the Company, prior to such sale, an opinion of counsel reasonably satisfactory to the Company with respect to the matters set forth above; and

            (p) the Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act; the undersigned has previously completed the Investor Questionnaire attached hereto as Exhibit B and the information set forth therein remains true and accurate in all material respects.

         Purchaser acknowledges that the foregoing representations, warranties and covenants are made by Purchaser with the intent that they may be relied upon in determining Purchaser's suitability as a purchaser of Preferred Stock. Purchaser further agrees that by accepting Preferred Stock at the Closing Date, Purchaser shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Date, as if they had been made by Purchaser at that time.

         5. SURVIVAL. This Purchase Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the Purchaser notwithstanding the completion of the purchase of the Preferred Stock by the Purchaser hereto and any subsequent disposition by the Purchaser of the Preferred Stock.

         6. GOVERNING LAW. This Purchase Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Colorado, as such laws are applied by Colorado courts.



Subscription Agreement (Pub. 1/18/00)       CONFIDENTIAL             Page 3 of 6

         7. ASSIGNMENT. This Purchase Agreement shall be binding upon the Purchaser, the Purchaser's heirs, estate, legal representatives, successors and assigns, and shall inure to the benefit of the Company and its successors and assigns. This Purchase Agreement is not transferable or assignable by the Purchaser.

         8. FACSIMILE SUBSCRIPTIONS. The Company will be entitled to rely upon delivery by facsimile machine of an executed copy of this Purchase Agreement and acceptance of the Company of such facsimile copy will be legally effective to create a valid and binding agreement between the Purchaser and the Company in accordance with the terms hereof.

         9. ENTIRE AGREEMENT. This Purchase Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. This Purchase Agreement may be amended only by a writing executed by all parties hereto.

         10. DETAILS OF SUBSCRIPTION. The Purchaser subscribes for Preferred Stock as set forth below:

         NUMBER OF SHARES OF PREFERRED STOCK SUBSCRIBED FOR:

         TOTAL AMOUNT OF SUBSCRIPTION:





         NAME & ADDRESS OF PURCHASER:


                                                --------------------------------
                                                (Street Address)


                                                --------------------------------
                                                (City, Province and Postal Code)



DELIVERY INSTRUCTIONS: The name and address (including contact name and telephone number) of the person to whom the certificate representing the Preferred Stock is to be delivered, if other than the Purchaser:



         Name:
         Contact Name:
         Telephone No.:
         Address:




Subscription Agreement (Pub. 1/18/00)       CONFIDENTIAL             Page 4 of 6

         IN WITNESS WHEREOF the Purchaser has executed, or caused its duly authorized representative to execute, on its own behalf, this Subscription Agreement as of the (date)





----------------------                  ----------------------------------------
Signature of Purchaser                  Name of Purchaser (if not an individual)
(if an individual)




Gary L. Allison                         Per:
------------------                          ------------------------------------
Name of Purchaser                       (signature of authorized representative)
(if an individual)                      Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                      * * *

         This Subscription Agreement is confirmed and accepted by the Company as of the (date)

         CHAPARRAL NETWORK STORAGE, INC.




         -------------------------------------------------------
         Michael J. Gluck, President and Chief Operating Officer



Subscription Agreement (Pub. 1/18/00)       CONFIDENTIAL             Page 5 of 6

                                    EXHIBIT A

                           LEGEND FOR PREFERRED STOCK



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES EVIDENCED BY THIS CERTIFICATE: (1) ARE CONVERTIBLE INTO SHARES OF COMMON STOCK OF THE COMPANY AT THE OPTION OF THE HOLDER AT ANY TIME PRIOR TO AUTOMATIC CONVERSION THEREOF; AND (2) AUTOMATICALLY CONVERT INTO COMMON STOCK OF THE COMPANY IN THE EVENT OF A PUBLIC OFFERING MEETING CERTAIN REQUIREMENTS OR UPON CERTAIN CONSENTS OF THE HOLDERS OF THE COMPANY'S PREFERRED STOCK; ALL PURSUANT TO AND UPON THE TERMS AND CONDITIONS SPECIFIED IN THE COMPANY'S CERTIFICATE OF INCORPORATION. A COPY OF SUCH CERTIFICATE OF INCORPORATION MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY'S PRINCIPAL OFFICE.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS IN ACCORDANCE WITH THE TERMS OF AN INVESTORS' RIGHTS AGREEMENT, AS AMENDED FROM TIME TO TIME, BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.




Subscription Agreement (Pub. 1/18/00)       CONFIDENTIAL             Page 6 of 6